                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          Data Systems & Software Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          DATA SYSTEMS & SOFTWARE INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 21, 1997

    The Annual Meeting of Stockholders of Data Systems & Software Inc. (the "Company") will be held at The Courtyard by Marriott, 140 Route 17 South, Mahwah, New Jersey, on Thursday, August 21, 1997, at 10:00 a.m., for the following purposes:

        (1) To elect seven directors to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified; and

        (2) To consider and act upon such other and further matters as may properly come before the meeting or any postponements or adjournments thereof.

    Only stockholders of record at the close of business on July 25, 1997, are entitled to notice of and to vote at the meeting or any postponements or adjournments thereof.

    Regardless of how many shares you own, your vote is very important. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. No additional postage is required.

                                    BY ORDER OF THE BOARD OF DIRECTORS,


                                    SHELDON KRAUSE
                                    Secretary


July 25, 1997
Mahwah, New Jersey

                         DATA SYSTEMS & SOFTWARE INC.
                                 200 Route 17
                           Mahwah, New Jersey 07430

                    --------------------------------------
                                PROXY STATEMENT
                    --------------------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Data Systems & Software Inc., a Delaware corporation (the "Company" or "DSSI"), to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at The Courtyard by Marriott, 140 Route 17 South, Mahwah, New Jersey, on Thursday, August 21, 1997, at 10:00 a.m., and any postponements or adjournments thereof. This Proxy Statement and the accompanying materials are being mailed on or about July 25, 1997, to holders of record of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") as of the record date.

    The record date (the "Record Date") for determining stockholders entitled to notice of, and to vote at, the Annual Meeting has been established as the close of business on July 25, 1997. On that date, the Company had outstanding and entitled to vote 7,708,540 shares of Common Stock. Holders of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters properly brought before the Annual Meeting.

    The presence at the Annual Meeting, in person or represented by proxy, of a majority of the outstanding shares of Common Stock entitled to vote thereat will constitute a quorum for the transaction of business. If a share is deemed present at the annual meeting for any matter, it will be deemed present for all other matters. Votes withheld from any nominee for election as a director, abstentions, and shares held by a nominee for a beneficial owner ("Broker Shares") that are voted on any matter will be included in determining the number of shares present. Broker Shares that are not voted on any matter will not be included in determining the number of shares present.

    Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (i) giving written notice to the Company of such revocation, (ii) voting in person at the Annual Meeting, or (iii) executing and delivering to the Company a later-dated proxy. Written revocations and later-dated proxies should be sent to Data Systems & Software Inc., 200 Route 17, Mahwah, New Jersey 07430, Attention: Secretary.

    The cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by personal interview, telephone, telex or facsimile. The Company will, upon request and in accordance with applicable regulation, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table and the notes thereto set forth information, as of July 14, 1997, concerning beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table under "Executive and Director Compensation," and (iv) all executive officers and directors of the Company as a group.

                                                                  PERCENTAGE OF
NAME AND ADDRESS OF                      NUMBER OF COMMON SHARES  COMMON STOCK
BENEFICIAL OWNER (1)                      BENEFICIALLY OWNED (2)   OUTSTANDING
--------------------                     -----------------------  -------------
George Morgenstern............................  493,156(3)            6.1%
Robert L. Kuhn................................  396,739(4)            5.0%
Samuel Fogel..................................  270,737(5)            3.4%
Yacov Kaufman.................................   41,667(6)              *
David Weldler.................................   13,333(6)              *
Harvey Eisenberger............................    7,500(6)              *
Sheldon Krause................................   12,500(6)              *
Hon. Maxwell M. Rabb..........................   12,500(6)              *
Allen I. Schiff...............................   12,500(6)              *
All executive officers and directors
of the Company as a group (9 people)..........1,260,632              14.8%
------------------------
*   Less than 1%

(1) Address is in care of the Company.

(2) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Consists of (i) 179,239 shares held by Mr. Morgenstern, including 100,000 shares received by Mr. Morgenstern in March 1996 as a restricted stock award which will vest over a three year period, and (ii) 313,917 currently exercisable options held by Mr. Morgenstern.

(4) Consists of 192,656 shares and 204,083 currently exercisable options held by Dr. Kuhn.

(5) Consists of 90,737 shares and 180,000 currently exercisable options held by Mr. Fogel.

(6) Consists of currently exercisable options.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    The Board of Directors of the Company (the "Board of Directors") is currently comprised of seven members. The entire Board of Directors is to be elected at the Annual Meeting. The Board of Directors has nominated the seven current directors, George Morgenstern, Robert L. Kuhn, Samuel Fogel, Harvey Eisenberger, Sheldon Krause, Maxwell M. Rabb and Allen I. Schiff, for election as directors at the Annual Meeting. All nominees have consented to be named and serve if elected.

    With respect to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card. If no specific instructions are given, the shares represented by a signed proxy will be voted FOR the election of all nominees for election as directors. If any nominee becomes unavailable for any reason to serve as a director at the time of the Annual Meeting (which event is not anticipated), proxies will be voted in the discretion of the persons acting pursuant to the proxy for any nominee who shall be designated by the current Board of Directors as a substitute nominee. Directors will be elected at the Annual Meeting by a plurality of the votes cast (i.e., the seven nominees receiving the greatest number of votes will be elected as directors).

CERTAIN INFORMATION REGARDING DIRECTORS AND OFFICERS

    Set forth below is certain information concerning the nominees for election to the Board of Directors and the executive officers of the Company:

NAME                     AGE                     POSITIONS
----                     ---                     ---------
George Morgenstern       64     Director; Chairman of the Board, President and
                                Chief Executive Officer of DSSI; Chairman of the Board of the Company's Decisions Systems
                                Israel Ltd. subsidiary ("DSI Israel"); Chairman of the Board of the Company's Tower
                                Semiconductor Ltd. subsidiary ("Tower")

Robert L. Kuhn           52     Director; Vice Chairman of the Board of DSSI

Samuel Fogel             51     Director; Executive Vice President of DSSI;
                                President and General Manager of DSI Israel

Yacov Kaufman            39     Vice President and Chief Financial Officer of
                                DSSI; Vice President and Chief Financial
                                Officer of DSI Israel

David Weldler            39     Vice President

Harvey Eisenberger       53     Director

Sheldon Krause           42     Director and Secretary

Maxwell M. Rabb          86     Director

Allen I. Schiff          51     Director

    GEORGE MORGENSTERN has been Chairman of the Board since June 1993, and has been President and Chief Executive Officer of DSSI since its incorporation in 1986. Mr. Morgenstern also serves as Chairman of the Board of DSI Israel and as Chairman of the Board of Tower.

    ROBERT L. KUHN has been a director of DSSI since 1986 and Vice Chairman of the Board of DSSI since 1994. Since 1991, Dr. Kuhn has been President of Geneva Financial Corporation, a company specializing in mergers and acquisitions. Dr. Kuhn has been active in establishing joint ventures and cross-border transactions with Japan and China, and has been an advisor for the governments of the People's Republic of China, Israel and Germany on commercializing science and technology.

    SAMUEL FOGEL has been a director and Executive Vice President of DSSI since March 1997, Vice President of DSSI since June 1993, President of DSI Israel since October 1991, and General Manager of DSI Israel since June 1990.

    YACOV KAUFMAN has been Vice President and Chief Financial Officer of DSSI since February 1996. Mr. Kaufman has been a Vice President of DSI Israel since 1992 and Chief Financial Officer of DSI Israel since 1990.

    DAVID WELDLER has been Vice President of DSSI since February 1996. From February 1995 to February 1996, Mr. Weldler served in various capacities at DSSI. From 1991 to 1995 Mr. Weldler was president of an international marketing firm.

    HARVEY EISENBERGER has been a director of the Company since 1994. Since March 1997, Mr. Eisenberger has been employed by the Company's PHD division in an administrative capacity. From 1986 to March 1997, Mr. Eisenberger was an account executive with a New York investment firm.

    SHELDON KRAUSE has served as Secretary of the Company since 1986 and as a director since 1994. Since 1987, Mr. Krause has been engaged in the private practice of law in New York City and is currently a member of the firm of Ehrenreich & Krause. From 1981 to 1986, Mr. Krause was associated with the New York law firm of Cravath, Swaine & Moore. Mr. Krause is the son-in-law of George Morgenstern, Chairman of the Board, President and Chief Executive Officer of the Company.

    HON. MAXWELL M. RABB has been a director of the Company since 1992. Ambassador Rabb has been Of Counsel to the law firm of Kramer, Levin, Naftalis & Frankel since 1991 and was Of Counsel to the law firm of Stroock & Stroock & Lavan from 1989 to 1991. From 1981 to 1988, Ambassador Rabb was United States Ambassador to Italy.

    ALLEN I. SCHIFF has been a director of the Company since 1992. Since 1978 he has been a Professor of Accounting at Fordham University Graduate School of Business Administration, serving as Chairman of the Accounting Department from 1981 to 1983 and from 1985 to 1990.

    All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualify. Executive officers hold office until their successors are chosen and qualify, subject to earlier removal by the Board of Directors.

MEETINGS OF THE BOARD OF DIRECTORS

    During 1996, the Board of Directors of the Company met three times. Each person that served as a director in 1996 (except Ambassador Rabb who was absent from one Board meeting in 1996) attended in excess of 75% of the aggregate of:
(i) the total number of meetings of the Board of Directors held during 1996 and
(ii) the total number of meetings held during 1996 by each committee of the Board of Directors on which the director served.

INFORMATION CONCERNING CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company has a standing Audit Committee comprised of Dr. Schiff, who serves as Chairman, Mr. Eisenberger and Mr. Krause. During 1996, the Audit Committee met four times. The Board of Directors does not have a nominating committee or a compensation committee.

    The Audit Committee is charged with assisting the directors with the fulfillment of their responsibilities to stockholders and others relating to the corporate accounting and reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee reviews with the Company's independent certified public accountants the Company's accounting practices and policies; reviews the report of the Company's independent auditors on the Company's year-end financial statements; examines from time to time, in consultation with the Company's financial officers and its independent certified public accountants, the Company's overall accounting and financial controls; and is available to the Company's independent auditors for consultation. In addition, the Audit Committee makes recommendations to the Board of Directors regarding the engagement or discharge of the Company's auditors.

                      EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION OF DIRECTORS

    Each director of the Company is paid $1,000 for each meeting which such director attends and is reimbursed for associated out-of-pocket expenses. Dr. Schiff is paid an additional amount per annum ($12,000 in 1996 and $16,000 beginning in 1997) for his service as Chairman of the Audit Committee and Stock Option Committee plus additional amounts for committee meeting fees and special assignments. Dr. Schiff was paid a total of $19,000 in 1996 in connection with his service on the Board of Directors and Board committees. Mr. Eisenberger is paid an additional $6,000 per annum in connection with his service on the Audit Committee. Dr. Kuhn is paid an additional $50,000 per annum in connection with his service as Vice Chairman of the Company.

    In addition to the director's fees described above, each member of the Board of Directors who is not an executive officer (Mr. Eisenberger, Mr. Krause, Ambassador Rabb and Dr. Schiff) was granted options in 1996 to purchase 7,500 shares of Common Stock at an exercise price of $6.06 per share (the fair market value of the Common Stock on the date of the Company's 1996 annual meeting of stockholders). These options were granted pursuant to the Company's 1994 Stock Option Plan for Outside Directors described below.

    The Company's 1994 Stock Option Plan for Outside Directors provides for awards of non-qualified options to directors of the Company who are not employees of the Company or its affiliates and who meet certain other eligibility criteria. Pursuant to the plan, (i) upon first election or appointment to the Board of Directors, each newly elected eligible director will be granted an option to purchase 7,500 shares of Common Stock and (ii) immediately following each annual meeting of stockholders of the Company, each eligible director will generally be granted an option to purchase 7,500 shares of Common Stock. Options granted under the plan are exercisable beginning on the first anniversary of the date of the grant until the earliest of (i) 10 years from the date of grant, (ii) one year from the date of which an optionee ceases to be an eligible director and (iii) the date an optionee ceases to be a director (90 days thereafter if due to the death or disability). Option granted under the plan are required to provide for an exercise price per share equal to 100% of the fair market value per share of Common Stock on the date the option is granted. The maximum number of shares of Common Stock in respect of which awards may be granted under the plan is 200,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors has not established a compensation committee. All matters related to compensation, except for matters related to stock option and other stock-based compensation, are determined by the Board of Directors. Matters related to stock options and other stock-based compensation are determined by the Stock Option Committee, consisting of Allen I. Schiff (Chairman), Sheldon Krause and Maxwell M. Rabb (alternate).

    The following persons that were members of the Board of Directors in 1996 were also officers of the Company: Mr. Morgenstern (Chairman of the Board, President and Chief Executive Officer), Dr. Kuhn (Vice Chairman of the Board) and Mr. Krause (Secretary). During 1996, no member of the Board of Directors who was also an officer of the Company participated in any deliberations of the Board of Directors or any committee thereof relating to his own compensation. In addition, Mr. Krause did not participate in any such deliberations relating to Mr. Morgenstern's compensation. Subject to the foregoing limitations, each member of the Board of Directors participated in 1996 in deliberations of the Board of Directors concerning executive officer compensation.

EMPLOYMENT ARRANGEMENTS

    George Morgenstern has served as Chairman of the Board, President and Chief Executive Officer of the Company pursuant to an employment agreement which commenced on January 1, 1994. Prior to being modified as described below, the employment agreement provided for Mr. Morgenstern to receive a salary of $300,000 per annum (subject to annual review by the Board and an annual cost of living adjustment commencing in 1997) plus contributions to a nonqualified retirement fund equal to 20% of salary. In January 1997, the Board of Directors approved certain modifications to the terms of Mr. Morgenstern's employment, including (i) an increase in salary to $420,000 per annum (subject to annual review by the Board and an annual cost of living adjustment commencing in 1998) and (ii) an increase in the amount to be contributed to Mr. Morgenstern's nonqualified retirement fund to 25% of salary. Mr. Morgenstern's compensation pursuant to the employment agreement also includes the use of two company automobiles, premium payments on a life insurance policy owned by Mr. Morgenstern and other fringe benefits.

    The term of the employment agreement, as modified (the "Employment Agreement"), extends through December 31, 2001. Mr. Morgenstern may at any time prior to the end of the term, subject to certain notice requirements, elect to terminate his employment with the Company and to thereafter continue to serve the Company as a consultant for a period (the "Consulting Period") ending on December 31 of the seventh year following the year in which he first commences to serve as a consultant

(but in no event prior to December 31, 2005 if the Consulting Period commences following a Change of Control of the Company or a breach by the Company of the Employment Agreement). During the Consulting Period, Mr. Morgenstern would be entitled to receive an annual consulting fee at the rate specified in the following sentence plus the same contributions to a nonqualified retirement fund and the same fringe benefits that he is entitled to receive during the term of his employment as described above. Mr. Morgenstern's annual consulting fee during the Consulting Period will generally be equal to 50% of his annual salary in effect immediately prior to the Consulting Period, reducing to 25% following the end of the fourth full calendar year of the Consulting Period (subject in all cases to an annual cost of living adjustment). However, if Mr. Morgenstern elects to become a consultant following a breach by the Company of its obligations under the Employment Agreement or following a Change in Control of the Company (as defined in the Employment Agreement), Mr. Morgenstern would be entitled to receive his full annual salary until December 31, 2001, and thereafter to receive an annual consulting fee as described in the preceding sentence for the balance of the Consulting Period. The Company is obligated under the Employment Agreement to fund at the beginning of any Consulting Period all amounts to become payable to Mr. Morgenstern for consulting services and to fund upon his death all amounts payable to his estate. During the term of the Employment Agreement (including any Consulting Period), Mr. Morgenstern may not engage in a business that is in substantial and direct competition with the business of the Company or any of its subsidiaries.

    Samuel Fogel serves as President and General Manager of DSI Israel, pursuant to an employment agreement with the Company. The term of the agreement is automatically extended for an additional one-year period on August 31 of each year unless terminated for any reason by either party upon three months' prior written notice or by the Company for cause (as defined). In addition to his cash compensation, Mr. Fogel also has use of a company automobile and receives other benefits customarily conferred in Israel upon persons in similar corporate positions.

    The stock option agreements with the Company's executive officers generally provide for accelerated vesting in the event of a "Change in Control of the Company" (as defined in such agreements).

EXECUTIVE COMPENSATION

    The following table sets forth for the periods indicated information concerning the compensation of the Chief Executive Officer and the three other officers of the Company who received in excess of $100,000 in salary during 1996. Mr. Weldler was not an officer of the Company prior to 1996.

                    SUMMARY COMPENSATION TABLE

                                                                          LONG TERM COMPENSATION AWARDS
                                                 ANNUAL COMPENSATION     --------------------------------
             NAME AND                                                                         SECURITIES
            PRINCIPAL                          ------------------------   RESTRICTED STOCK    UNDERLYING
             POSITION                 YEAR     SALARY ($)    BONUS ($)        AWARD ($)       OPTIONS (#)  ALL OTHER COMPENSATION($)
----------------------------------  ---------  -----------  -----------  -------------------  -----------  -------------------------
George Morgenstern                       1994     300,000        --                --            200,000            85,000
  Chief Executive Officer                1995     300,000        --                --             97,500            82,800
                                         1996     300,000        --             600,000(1)       100,000            85,000(2)

Samuel Fogel                             1994     132,000        --                              200,000            17,600
  Executive Vice President               1995     132,000        --                               40,000            17,600
                                         1996     132,000        --                                  --             17,600(3)

Yacov Kaufman                            1994      99,600       5,000              --             25,000            17,600
  Vice President                         1995      99,600      26,200              --             20,000            17,600
                                         1996     108,000       5,900              --                --             17,000(3)

David Weldler                            1996     200,000        --                --             10,000              --
  Vice President

------------------------

(1) Represents the fair market value of 100,000 shares of Common Stock awarded in a restricted stock award pursuant to the Company's 1994 Stock Incentive Plan, valued at the market price for the Common Stock on the date of the award. The shares vest over a three-year period, with one-third of the shares vesting in March of each year commencing March 1997. Dividends, if and when declared by the Company, would be payable on vested shares; unvested shares are not eligible to receive dividends. No restricted stock awards have been previously made to Mr. Morgenstern.

(2) Consists of (i) $60,000 in contributions to a non-qualified retirement fund,
    (ii) approximately $17,000 paid in lieu of vacation not taken in 1995, (iii) approximately $5,000 in life insurance premiums and (iv) director's fees of $3,000.

(3) Represents contributions to severance and pension funds. These contributions are made on substantially the same basis as those made on behalf of all DSI Israel employees.

    The following tables summarize (i) the options granted in 1996 to the executive officers named in the Summary Compensation Table above, (ii) the potential value of these options at the end of the option term assuming certain levels of appreciation of the Company's Common Stock, (iii) the number of shares acquired by such named executive officers upon the exercise of options in 1996 and the value realized thereon, and (iv) the number and value of all options held by such executive officers at the end of 1996.

                           OPTION/SAR GRANTS IN 1996

                                                                                                                  POTENTIAL
                                                                                                               REALIZABLE VALUE
                                                                                                              AT ASSUMED ANNUAL
                                                                                                                RATES OF STOCK
                                                                                                              PRICE APPRECIATION
                                                                       INDIVIDUAL GRANTS(1)                   FOR OPTION TERM(2)
                                                     ------------------------------------------------------  --------------------
                                                                      % OF
                                                       NUMBER         TOTAL
                                                         OF          OPTIONS
                                                     SECURITIES      GRANTED
                                                     UNDERLYING        TO         EXERCISE OR
                                                       OPTIONS      EMPLOYEES        BASE
                                                       GRANTED      IN FISCAL        PRICE      EXPIRATION
NAME                                                     (#)        YEAR (%)       ($/SHARE)       DATE       5% ($)     10% ($)
---------------------------------------------------  -----------  -------------  -------------  -----------  ---------  ---------
George Morgenstern.................................    150,000(3)        76.3           6.00       3/31/01     248,653    549,459
David Weldler......................................     10,000(3)         5.1           6.00       3/31/01      16,577     36,631

------------------------

(1) The Company did not grant any stock appreciation rights (SARs) in 1996.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% compounded annual appreciation rates prescribed by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future price appreciation, if any, of the Common Stock.

(3) These options become exercisable as to one-third in March of each year commencing March 1997.

                      AGGREGATED OPTION EXERCISES IN 1996
                    AND FISCAL YEAR END STOCK OPTION VALUES

                                     NUMBER
                                       OF                        NUMBER OF SECURITIES                VALUE OF
                                     SHARES                     UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                                    ACQUIRED                     OPTIONS AT YEAR END(#)           OPTIONS($)(1)
                                      UPON         VALUE     ----------------------------  ------------------------------
NAME                               EXERCISE(#)  REALIZED($)   EXERCISABLE   UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
---------------------------------  -----------  -----------  -------------  -------------  -----------  -----------------
George Morgenstern...............      --           --         230,584           216,666       --              --
Samuel Fogel.....................      --           --         146,667            93,333       --              --

                                      -9-


Yacov Kaufman..............................      --           --          41,667       --            18,750          --
David Weldler..............................      10,000       29,000      10,000        10,000        1,835          --

------------------------

(1) Based on the closing price for the Common Stock on December 31, 1996, of 5-11/16.

CERTAIN RELATED PARTY TRANSACTIONS

    In December 1994, the Company made a non-interest bearing loan of approximately $277,000 to Samuel Fogel, Vice President of the Company and President of DSI Israel. The loan remains outstanding and is repayable out of the proceeds of the sale of shares of Common Stock previously issued to Mr. Fogel.

    During 1996, the Company approved a loan of up to $550,000, bearing interest at an annual rate of 7%, to George Morgenstern, its Chairman and Chief Executive Officer. The balance of this loan as of December 31, 1996 was approximately $481,000. The remainder of the loan was drawn down in the first quarter of 1997. Such loan is repayable in monthly installments over a period of five years.

    During 1996, the Company paid approximately $450,000 for legal services rendered and reimbursement of out-of-pocket expenses to Ehrenreich & Krause, a law firm in which Sheldon Krause, director and Secretary of the Company, is a member.

                 COMPENSATION REPORT OF THE BOARD OF DIRECTORS

    The goals of the Company's compensation policy are to (i) attract, retain and reward executives who contribute to the overall success of the Company by offering compensation that is competitive, (ii) motivate executives to achieve the Company's business objectives and (iii) align the interests of executives with the long-term interests of stockholders. In 1996, the Company primarily used salary, stock options and restricted stock to meet these goals. The Board of Directors believes that there is necessarily an element of subjectivity in establishing compensation levels for the Company's executives and does not follow specific objective performance criteria when establishing such compensation levels.

    The salary paid to Mr. Morgenstern, the chief executive officer of the Company, in 1996 was paid pursuant to an employment agreement entered into by the Company with Mr. Morgenstern at the beginning of 1994 (described under "Executive and Director Compensation--Employment Arrangements"). Because Mr. Morgenstern's cash compensation during 1996 was made solely pursuant to his employment agreement, the Board of Directors took no action regarding Mr. Morgenstern's cash compensation during 1996. In addition to being paid salary, Mr. Morgenstern was granted stock options and restricted stock during 1996. The decisions with respect to such grants were based upon the subjective evaluation of the Stock Option Committee of various factors, including the executive's ability to influence the Company's long-term growth and profitability and the advisability of using long-term compensation awards as a means of retaining the services of the executive over the long term and further aligning the interests of the executive with those of the stockholders.

                               BOARD OF DIRECTORS

                               George Morgenstern

                               Robert L. Kuhn
                               Samuel Fogel
                               Harvey Eisenberger
                               Sheldon Krause
                               Maxwell M. Rabb
                               Allen I. Schiff

                         STOCK PRICE PERFORMANCE GRAPH

    The following stock price performance graph compares the cumulative total return of the Company's Common Stock, during the period February 10, 1992 (date of the Company's initial public offering) to December 31, 1996, to the cumulative total return during such period of (i) the Nasdaq Stock Market Index (United States and Foreign) and (ii) the Nasdaq Computer & Data Processing Stock Index. The comparison in the graph assumes the investment of $100 in the Company's Common Stock and in each such index on February 10, 1992, and the reinvestment of all dividends.

                    COMPARISON OF CUMULATIVE TOTAL RETURN

                                             02/10/92     12/31/92     12/31/93    12/30/94   12/29/95   12/31/96
                                            -----------  -----------  -----------  ---------  ---------  ---------
DSSI......................................         100      185.33      421.667      158.333    233.333    189.333
Nasdaq Computer & Data Processing Stock
  Index...................................         100      100.066     105.905      128.611    195.868    241.754
Nasdaq Stock Market Index.................         100      108.547     125.652      121.874    171.157    209.540

    COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") . These persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on the Company's review of such forms received by it, or written representations from certain reporting persons, the Company believes that during 1996 all filing requirements applicable to its executive officers and directors were complied with, except that forms required to be filed by Ambassador Rabb in connection with his sale of an aggregate of 20,000 shares of Common Stock were filed late.

                                STOCKHOLDER LIST

    Commencing on August 11, 1997, an alphabetical list of the names and addresses of the stockholders of record of the Company as of the Record Date will be available at the principal executive offices of the Company for inspection by any stockholder during normal business hours for any purpose germane to the Annual Meeting. The Company's principal executive offices are located at 200 Route 17, Mahwah, New Jersey 07430.

                  INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS

    Igal Brightman & Co. (a member of Deloitte Touche Tohmatsu International) served as the Company's independent certified public accountants and auditors for the year ended December 31, 1996 and Deloitte & Touche LLP will serve in that capacity for fiscal year 1997. The Company does not expect a representative of the Company's independent certified public accountants to be present at the Annual Meeting.

               STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

    Stockholders may present proposals for inclusion in the Company's 1998 proxy statement provided that (in addition to other applicable requirements) such proposals are received by the Company in writing at its principal executive offices no later than March 27, 1998.

                                 OTHER MATTERS

    The Board of Directors of the Company does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the accompanying Notice of Annual Meeting and described herein. If any other matters not described herein should properly come before the meeting for stockholder action, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in respect thereof in accordance with the Board of Directors' recommendations.

                                 ANNUAL REPORT

    A copy of the Company's Annual Report, covering the fiscal year ended December 31, 1996, including audited financial statements is enclosed with this Proxy Statement. Such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                      BY ORDER OF THE BOARD OF DIRECTORS,

                      SHELDON KRAUSE
                      Secretary

July 25, 1997
Mahwah, New Jersey

                       DATA SYSTEMS & SOFTWARE INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby appoints George Morgenstern, Robert L. Kuhn and Sheldon Krause, and each of them, with full power of substitution, as proxies, to vote at the Annual Meeting of Stockholders of Data Sysytems & Software Inc. to be held at The Courtyard by Marriott, 140 Route 17 South, Mahwah, New Jersey, on Thursday, August 21, 1997, at 10:00 a.m., and any adjournments and postponements thereof, hereby revoking all proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse, and, in their discretion, upon such other matters as may properly be brought before the meeting. This proxy revokes all prior proxies given by the undersigned.

                     (TO BE SIGNED ON REVERSE SIDE)

A  / X /    PLEASE MARK YOUR
            VOTES AS IN THIS
            EXAMPLE.


                     FOR      WITHHELD
1.  Election of     /   /      /   /        NOMINEES: George Morgenstern   2.  Act upon such other matters as may come before the
    Directors                                         Robert L. Kuhn           meeting.
                                                      Samuel Fogel
                                                      Harvey Eisenberger    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS
For, except vote withheld from the following          Sheldon Krause        DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO
nominee(s):                                           Maxwell M. Rabb       DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE
                                                      Allen I. Schiff       ELECTION OF THE DIRECTORS INDICATED AND FOR APPROVAL OF
--------------------------------------------                                THE PROPOSALS PRESENTED.

                                                                            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                                                                            PROMPTLY USING THE ENCLOSED ENVELOPE.







SIGNATURE(S)                                                                            DATE
            --------------------------------------------------------------------------       --------------------------------------
NOTE:  Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full titile as such.
